                                                                      EXHIBIT 11

                         DREYER'S GRAND ICE CREAM, INC.

                   COMPUTATION OF NET INCOME PER COMMON SHARE
                                  (UNAUDITED)

                                                                     YEAR ENDED
                                                  -------------------------------------------------
    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)      DEC. 28, 1996     DEC. 30, 1995     DEC. 31, 1994
------------------------------------------------  -------------     -------------     -------------
PRIMARY
Net income (loss) applicable to common stock         $ 2,000           $(3,496)          $ 1,001
Weighted average number of shares of common
  stock outstanding                                   13,248            13,285            14,731
                                                     -------           -------           -------
Net income (loss) per common share, as reported      $   .15           $  (.26)          $   .07
                                                     =======           =======           =======
Weighted average number of shares of common
  stock outstanding                                   13,248            13,285            14,731
Common stock equivalent -- assumed exercise of
  common stock options and warrants                      122               334                99
                                                     -------           -------           -------
Weighted average number of shares of common
  stock outstanding, including common stock
  equivalents                                         13,370            13,619            14,830
                                                     =======           =======           =======
Net income (loss) per common share                   $   .15(1)        $  (.26)(1)       $   .07(1)
                                                     =======           =======           =======

                          Continued on following page
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                   COMPUTATION OF NET INCOME PER COMMON SHARE
                                  (UNAUDITED)

                                                                     YEAR ENDED
                                                  -------------------------------------------------
    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)      DEC. 28, 1996     DEC. 30, 1995     DEC. 31, 1994
------------------------------------------------  -------------     -------------     -------------
FULLY DILUTED
Net income (loss) applicable to common stock         $ 2,000           $(3,496)          $ 1,001
Add preferred dividends on redeemable
  convertible Series B preferred stock, due June
  2001, and accretion of preferred stock to
  redemption value                                     4,997             1,972
Add interest expense on convertible subordinated
  debentures issued June 1993 and amortization
  of related issuance costs, net of tax                                  2,571             4,103
                                                     -------           -------           -------
Adjusted net income                                  $ 6,997           $ 1,047           $ 5,104
                                                     =======           =======           =======
Weighted average number of shares of common
  stock outstanding                                   13,248            13,285            14,731
Common stock equivalent--assumed exercise of
  common stock options and warrants                      122               412               105
Assumed conversion of debentures                                                           2,900
Assumed conversion of preferred stock                  2,900             2,900
                                                     -------           -------           -------
Adjusted shares                                       16,270            16,597            17,736
                                                     =======           =======           =======
Net income per common share                          $   .43(2)        $ .06(2)          $   .29(2)
                                                     =======           =======           =======

---------------

(1) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

(2) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to APB Opinion No. 15 because it produces an anti-dilutive effect.